June 26, 1996


     Dear Shareholder:

     Effective June 26, 1996, Coopers & Lybrand LLP resigned as the independent accountants of EFI Electronics Corporation. The resignation was received following the issuance of the financial statements by Coopers & Lybrand LLP. These statements are not affected by this action. Although the audit committee of the board of directors has begun the process of selecting an independent auditor to replace Coopers & Lybrand LLP, no decision has been reached and no recommendation as to a replacement has been made to the board of directors.
     Because the resignation of Coopers & Lybrand LLP was unexpected and occurred as the proxy statement was being prepared for mailing, Item(2) of the enclosed proxy statement regarding shareholder ratification of the Company's selection of independent accountants will not be considered and voted upon at the shareholders' meeting to be held July 26, 1996. Please disregard this item as you submit your proxy.

     Sincerely,


     Richard D. Clasen
     President & Chief Executive Officer

EFI ELECTRONICS CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held July 26, 1996



TO THE STOCKHOLDERS:

You are cordially invited to attend the Annual Meeting of Stockholders
(the
"Annual Meeting") of EFI Electronics Corporation ("EFI" or the
"Company")
which will be held at the Crystal Inn, 230 West 500 South, Salt Lake City,

Utah, on Friday, July 26, 1996, at 2:30 p.m., local time, for the following purposes:

            (1) To elect five (5) Directors to serve for one year and until their successors shall be elected and duly qualified;

            (2) To ratify the appointment of Coopers & Lybrand, L.L.P., as the Company's independent auditors for the 1997 fiscal year;

            (3) To transact such other business as may properly come before the meeting or atany adjournments thereof.


The Board of Directors has fixed the close of business on June 10, 1996, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. Accordingly, only stockholders of record of the Company at the close of business on that date will be entitled to vote at the meeting. The transfer books of the Company will not be closed. A list of those entitled to vote at the Annual Meeting will be available for inspection for ten (10) days prior to the meeting at the offices of the Company.


All stockholders are urged to attend the meeting.



                                    BY ORDER OF THE BOARD OF
DIRECTORS




                                    Richard D. Clasen
                                    President & Chief Executive Officer

Mailing Date:  June 26, 1996


IMPORTANT

Whether or not you expect to attend the Annual Meeting in person, to assure that your shares will be represented, please complete, date, sign and return the enclosed proxy without delay in the enclosed envelope, which requires no additional postage if mailed in the United States. Your proxy will not be used if you are present at the Annual Meeting and desire to vote your shares personally.

<page 1>


(THIS PAGE LEFT BLANK INTENTIONALLY.)
<page 2>

EFI ELECTRONICS CORPORATION
2415 South 2300 West
Salt Lake City, Utah 84119

PROXY STATEMENT
Annual Meeting of Stockholders
July 26, 1996


SOLICITATION OF PROXIES:

This Proxy Statement is furnished to stockholders of EFI Electronics Corporation ("EFI" or the "Company") in connection with the solicitation by the board of directors of the Company of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company scheduled to be held at the Crystal Inn, 230 West 500 South, Salt Lake City, Utah, on Friday, July 26, 1996, at 2:30 p.m., local time and at any adjournment or postponement of such meeting.

This Proxy Statement and the accompanying Proxy Card are being mailed on or about June 26, 1996 to the stockholders of the Company, together with the

Company's Annual Report to Stockholders for the fiscal year ended March

31, 1996.

Stockholders of the Company are cordially invited to attend the Annual
Meeting.
Whether or not you expect to attend, it is important that you complete the enclosed proxy card and sign, date and return it as promptly as possible in the envelope provided for that purpose. You have the right to revoke your proxy at any time prior to its use by filing a written notice of revocation with the secretary of the Company prior to convening of the Annual
Meeting or
by presenting another proxy card with a later date. If you attend the Annual
Meeting and desire to vote in person, you may request that your previously submitted proxy card not be used.

The cost of soliciting proxies and the cost of the Annual Meeting will be borne by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited by personal interview, telephone and similar means by directors, officers or employees of the Company, none of whom will be specially compensated for such activities. The Company also intends to request that brokers, banks and nominees solicit proxies from their principals and will pay such brokers, banks and other nominees expenses incurred by them for such activities.


VOTING SECURITIES:



As of the close of business on the record date, the Company had outstanding
3,173,822 shares of common stock, par value $.0001 per share (the
"common
stock"), all of which are entitled to be voted at the Annual Meeting. Each share is entitled to one (1) vote, and only those stockholders of record of the common stock as of the close of business on the record date shall be entitled to vote their shares.

A majority of the outstanding shares of the common stock, represented in person or by proxy, is required for a quorum at the Annual Meeting. In the proposed election of directors, stockholders will not be allowed to cumulate
their votes and directors will be elected by a plurality of the votes cast at the meeting.  The five (5) nominees receiving the highest number of
votes will be elected.  As a result, abstentions and broker non-votes will not
affect the outcome of the election.  All other matters presented for approval
to the stockholders will be decided by the affirmative vote of a majority of
the votes cast at the Meeting on such matters.   Accordingly, abstentions
and
broker non-votes will not affect the outcome of such matters.


DIRECTORS AND EXECUTIVE OFFICERS:




At the Annual Meeting, five (5) directors are to be elected to hold office until the Company's 1997 Annual Meeting of Stockholders and until their successors shall be elected and duly qualified.
<page 3>

DIRECTORS AND EXECUTIVE OFFICERS - Continued:


Set forth below is a table which identifies the current directors (all of whom are nominees) and the Company's executive officers, and the positions and offices within the Company held by each. The table is followed by a brief description concerning the employment and business experience of each such person.

Name                   Age         Position

Richard D. Clasen       53          President, Chief Executive Officer,
                                    Director

David G. Bevan          46          Executive Vice President, Chief
Financial
                                    Officer

Hans Imhof              56          Director

Gaylord K. Swim         47          Director, Chairman of the Board of
                                    Directors

K. Bradford Romney, Jr. 40          Director

Reino Kerttula          54          Nominee for Director


Richard D. Clasen was appointed president and chief executive officer of the
Company on September 12, 1994. On October 21, 1994, he was elected to the
Company's board of directors. From 1993 to 1994 he served as chief executive officer and chairman of the board of Tripac Systems, Inc., a distributor of computer data storage and imaging products based in Irving, Texas.
From 1990 to 1993 he served as president and chief executive officer of Carlisle
Memory Products Groups, Inc. (Bedford, Texas) which manufactured and distributed computer data storage products. Mr. Clasen also served as president and chief executive officer of Zetaco, Inc. (Eden Prairie, Minnesota) from 1986 to 1989. Zetaco, Inc. manufactured and sold computer subsystems.
Both
Zetaco, Inc. and Carlisle Memory Products Groups, Inc. were subsidiaries of
Carlisle Companies, Inc., a Fortune 500 company. From 1968 to 1986 Mr. Clasen was employed by Control Data Corporation (Bloomington, Minnesota) which manufactures and sells computer systems, products and services. He rose to the position of Vice President of sales and marketing--international operations.
Mr. Clasen attended the University of California, Los Angeles and
University of
Pennsylvania, Wharton School of Business.

David G. Bevan was appointed executive vice president in May 1996 and chief financial officer in July 1995. He has managed the Company's manufacturing and development activities since April 1991. He served as controller of the Company from April 1990 to April 1991. From November 1989 to April 1990, he was secretary and chief financial officer of Douglas Computer, Inc., a Salt Lake City, Utah based computer reseller. From 1982 to 1989 he owned and managed Specialty Engineering and Manufacturing, a Salt Lake City company engaged in the manufacture of precision sheet metal products for electronics companies. Mr. Bevan is a certified public accountant and obtained a B.S.

degree in economics from Stanford University in 1971 and an M.B.A.
degree from
Amos Tuck School at Dartmouth College in 1973.

Hans Imhof has served as a director of the Company since July 1995. He is the co-founder of Computer Site Technologies which was created in 1990 and which produces computer alarm system software. Since 1990 he has also been vice president of engineering at Datasphere which designs, engineers and constructs computer rooms; president of Diversified Protection Systems, Inc. which installs computer room fire protection systems; and has been a partner in Warner Management, a real estate management company, all located in Orange
County, California. From 1972 to 1990 Mr. Imhof was chief executive officer of EPE Technologies (Costa Mesa, California) which he founded and which manufactured UPS (uninterruptible power supply) devices. Mr. Imhof received an electrical engineering degree from the University of Zurich, Switzerland, in 1965.
<page 4>

DIRECTORS AND EXECUTIVE OFFICERS - Continued:


Gaylord K. Swim has been a director of the Company since 1981. He was elected chairman of the board of directors in May 1996 and previously served as chairman of the board from December 1989 until December 1991. He is president of Swim Investment Management Corporation, a subsidiary of Swim Financial
Corporation. From June 1984 to February 1989, he was manager of the Provo,
Utah, office of Dominick & Dominick, a stock brokerage firm and member of the
New York Stock Exchange.

K. Bradford Romney, Jr. became a director of the Company in December
1992.
Mr. Romney is president, chairman and chief executive officer of Dayna Communications Inc., a Salt Lake City, Utah, LAN software and equipment manufacturer. He joined Dayna in 1986 as executive vice president and corporate secretary responsible for corporate development and operations. He is also a member of the board of directors of Gentner Communications Corporation and is active in high technology industry associations. Prior to
1986, Mr. Romney was executive vice president of KRA, a management consulting firm. Mr. Romney received J.D. and M.B.A. degrees, both in 1982, from Brigham Young University.

Reino Kerttula is nominated to become a director of the Company in July
1996.
Mr. Kerttula has been executive vice president and chief operating officer and director of Callware Technologies since 1988, a company that provides LAN-based voice and call processing Netware Loadable Modules. He has spent twelve years in general management positions where he established and implemented plans and budgets for multi-phase operations. For seven years he was senior vice president of FPI Securities, an investment banking firm. Mr. Kerttula immigrated to the United States in 1964 and received a degree in business management from Brigham Young University in 1968. He has been active in civic affairs, including president of the Finnish American Chamber of Commerce.


BOARD COMMITTEES, MEETINGS, AND REPORTS:


There were eight meetings of the board of directors held during the fiscal year ended March 31, 1996. All of the directors attended at least 75% of the meetings. The Company has audit and compensation committees of the board of directors. The Company has no nominating committee. The audit committee periodically makes recommendations concerning the engagement of the Company's independent public accountants and reviews the results and independence of the accountants and the scope, adequacy and results of the internal auditing procedures. The Company's audit committee consists of Messrs. Gaylord
K. Swim
and K. Bradford Romney, Jr. Functions of the compensation committee include making recommendations concerning director and senior management remuneration and other compensation plans. The compensation committee consists of Messrs.
K. Bradford Romney, Jr., Gaylord K. Swim and Hans Imhof. All of the committee members attended at least 75% of the meetings of their respective committees.
During fiscal 1995, the audit committee held one meeting and the compensation committee held two meetings. Section 16(a) of the Securities Exchange Act of
1934, as amended ("Section 16(a)"), requires the Company's directors and executive officers and persons who own more than ten percent (10%) of the
Company's common stock to file with the Securities and Exchange
Commission (the
"Commission") initial reports of ownership and reports of changes in ownership of the common stock and other securities which are derivative of the common stock. Executive officers, directors, and holders of more than ten percent (10%) of the common stock are required by Commission regulations to furnish the Company with copies of all such reports they file.

It is the Company's belief, based solely upon a review of copies of all
Section 16(a) reports received by the Company, that all reports of initial ownership and changes thereto in the Company's common stock by said officers, directors, and ten percent stockholders have been reported in a timely manner to the Commission, with the following exceptions. A late report was filed by
Mr. Gaylord K Swim to report warrants issued by the Company in consideration of an subordinated loan.
<page 5>






EXECUTIVE COMPENSATION:

The compensation of Richard D. Clasen, who served as chief executive officer for the fiscal year ended March 31, 1996, is shown below in four tables. No other employees of the Company received more than $100,000 in total salary and bonus during such period.

Summary Compensation Table

Name/                                                         Other Annual
Securities Underlying         All Other
Principal Position         Year       Salary      Bonus      Compensation(1)
     Options/SARs (#)          Compensation
- ----------------------------------------------------------------------------------------
- -----------------------------------
Richard D. Clasen          1996     $150,000   $     -0-           -0-
          -0-                        -0-
  President & CEO          1995       72,115      5,748            -0-
        100,000                     50,216(2)
                           1994           -0-        -0-           -0-
 -0-                        -0-
___________________

(1) Does not include cash and non-cash compensation related to use of automobiles which did not exceed ten percent of the annual salary and bonus paid Mr. Clasen.

(2) On December 15, 1994, pursuant to an Employment Agreement between the
Company and Mr. Clasen, the Company issued 17,384 shares of common stock to Mr.
Clasen as reimbursement for the brokerage commission of $26,076 paid by Mr.
Clasen in connection with the sale of his house in Texas. The market value of the Company's common stock on such date was $1.50 per share. Pursuant to such
Employment Agreement, the Company also reimbursed Mr. Clasen for moving expenses, aggregating $24,140 (in addition to the 17,384 shares of stock cited above). (See "Employment Contracts and Arrangements Concerning Termination.")


Option/SAR Grants in Last Fiscal Year

During the year ended March 31, 1996, the Company did not grant any stock options or stock appreciation rights to the executive officer named above.


Aggregated Option / SAR Exercise in Last Fiscal Year and Fiscal Year
End
Option / SAR Values

The following table sets forth the number of unexercised stock options held by the individual named in the Summary Compensation Table and the value of such options as of March 31, 1996. No options were exercised by such individual during the fiscal year ended March 31, 1996. During the year ended
March 31, 1996, the Company did not grant any additional stock appreciation rights to the executive officer named below.

                                                    Number of Securities Under-
    Value of Unexercised
                                        Shares      lying Unexercised Options/
     In-the-Money Options/
Name/                    Acquired        Value         SARs at Fiscal Year
End          SARs at Fiscal Year End(1)
Principal Position       on Exercise    Realized    Exercisable
Unexercisable       Exercisable   Unexercisable
- ----------------------------------------------------------------------------------------
- ---------------------------
Richard D. Clasen           -0-           -0-         25,000          75,000
         -0-             -0-
  President & CEO


(1) Calculated based on the difference between the price of a share of common stock on March 31, 1996, and the exercise price of the options. The price of the Company's common stock as reported by NASDAQ on March 31, 1996 was $1-1/4 per share, which was below the exercise price of the options.
<page 6>


Long-term Incentive Plans ("LTIP") - Awards in Last Fiscal Year

During the year ended March 31, 1996, the Company did not grant any long-term incentive plan awards to the executive officer named above.


Employment Contracts and Arrangements Concerning Termination

Effective September 12, 1994, Mr. Clasen entered into a renewable one-year employment agreement with the Company (the "Employment Agreement") pursuant to which, among other things, (i) the Company agreed to pay Mr. Clasen a base salary of $12,500 per month to be reviewed annually by the compensation committee; (ii) the Company agreed to grant to Mr. Clasen stock options to purchase 100,000 shares of common stock at an exercise price of $1.50 per share; (iii) the Company agreed to loan Mr. Clasen $150,000 to be used by Mr.
Clasen for the purchase of 100,000 shares of common stock (see "Certain Transactions and Indebtedness of Management"); (iv) the Company granted to Mr.
Clasen 100,000 performance units having a base value of $1.50 per unit;
(v) the
Company agreed to reimburse Mr. Clasen for moving and transition expenses, including the brokerage commission paid with respect to the sale of Mr. Clasen's home in Texas (see "Summary Compensation Table"); (vi) the Company agreed to pay Mr. Clasen up to one (1) year's base salary if the Company did not renew the Employment Contract or terminates Mr. Clasen without cause;
and (vii) Mr. Clasen agreed to be bound by certain restrictive covenants.


Executive Incentive Plan

For the year ended March 31, 1996, the Company maintained an executive incentive plan (the "Incentive Plan") for certain of its officers and key employees, including its executive officers. The Incentive Plan was based on the Company's profits in comparison to the Company's planned profits as well as revenue goal attainment. During the fiscal year ended March 31, 1996, no awards were made under the Incentive Plan. The Incentive Plan has not been modified and will continue in the current fiscal year. Bonuses paid will be allocated by the compensation committee among the executive officers based on the Company's success in meeting and exceeding targeted objectives.


Directors' Compensation

Directors who are not employees of the Company were paid fees of $500 per half day and $1,000 per full day for each board meeting and committee meeting attended during the 1996 fiscal year.


CERTAIN TRANSACTIONS AND INDEBTEDNESS OF
MANAGEMENT:


Pursuant to the Employment Agreement, 100,000 shares of common stock were issued to Mr. Clasen for $150,000, which amount was loaned by the Company to
Mr. Clasen. The loan is secured by the 100,000 shares issued to Mr. Clasen and by any amounts then due to Mr. Clasen pursuant to the performance units granted to Mr. Clasen in connection with his employment. The loan bears interest at the prime rate plus one percent (1%) and is due in full on September 12, 2000.

<page 7>

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT:


The following tabulation shows as of April 30, 1996, unless otherwise indicated, the number of shares of common stock owned beneficially by:
(a) any
person known to be the holder of more than five percent (5%) of the
Company's
voting securities, (b) all directors (all of whom are nominees),
(c) the executive officers named in the Summary Compensation Table, and
(d)
all officers and directors of the Company as a group:


                                                         Amount and Nature of
Beneficial
                                                       Ownership (1) As of April 30,
1996

- ----------------------------------------------------------
                                                    Common        Exercisable
    Total
Name and Address of Beneficial Owner       Notes    Shares     Options
& Warrants    Ownership    Percent (2)
- ----------------------------------------------------------------------------------------
- ----------------------
Gaylord K. Swim*                             (3)    549,734            20,000
         569,734       17.95%
68 West 620 South
Orem, UT  84058

Recreation Systems, Inc.                     (4)    295,180               -0-
       295,180         9.30%
374 South Sterling Drive
Fruit Heights, UT  84037

Hans Imhof*                                         250,000               -0-
     250,000         7.88%
1215 Emerald Bay
Laguna Beach, CA  92651

Dimensional Fund Advisors, Inc.              (5)    212,400               -0-
         212,400         6.69%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA  90401

Richard D. Clasen* #                                117,384            25,000
        142,384         4.49%
2073 Mahre Drive
Park City, UT  84098-8510

Reino Kerttula                                         -0-                -0-
        -0-         **
4252 Sumac Court
Cedar Hills, Utah 84062

K. Bradford Romney, Jr. *                              -0-                -0-
            -0-         **
1835 Yalecrest Avenue
Salt Lake City, UT  84108
All officers and Directors
 as a group (6 persons)                   (6)      917,118              71,666
         988,784        31.15%

(#)Officer of the Company   (*)Director of the Company. (**)Indicates
less
                                                        than 1.00% ownership.


(1) Unless otherwise indicated, each person identified in the table has sole voting and investment power with respect to the common stock beneficially owned by such person.

(2)         Based on 3,173,822 shares outstanding unless noted otherwise.

(3) Includes 505,567 shares held by Mr. Swim as trustee of the Gaylord
K. Swim Trust,24,167 shares held by Swim Financial Corporation of which Mr.
Swim is an executive officer, director and majority owner, and 20,000 shares held by a charitable trust of which Mr. Swim is a trustee.

(4) Recreation Systems, Inc. is a privately held company of which Mr.
C. Martin Rasmussen, a former director of the Company, is a principal shareholder.

<page 8>


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT -
Continued

(5) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 212,400 shares of EFI Electronics Corp. stock as of December 31, 1994, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. (Based upon information provided by Dimensional Fund Advisors by telephone on June 6, 1996.)

(6) The shares which may be acquired by officers and directors pursuant to outstanding options have been deemed to be outstanding for the purpose of computing the percentage of the class owned by each named holder thereof and by all officers and directors as a group.


RATIFICATION OF SELECTION OF AUDITOR:


The audit committee has recommended, and the board of directors has selected, the firm of Coopers & Lybrand, L.L.P., independent certified public accountants, to audit the financial statements of the Company for the fiscal year ending March 31, 1997, subject to ratification by the stockholders. The board of directors recommends to the stockholders that Coopers & Lybrand,
L.L.P. be selected as the Company's independent public accountants for the
1997 fiscal year. Representatives of Coopers & Lybrand, L.L.P. are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.


GENERAL:

Management knows of no other matters to be presented at the meeting.


Proposals of Security Holders for 1997 Annual Meeting

Stockholders desiring to submit proposals for the proxy statement for the 1997 annual meeting will be required to submit them in writing to David G.
Bevan, secretary, at the Company's executive offices (2415 South 2300
West,
Salt Lake City, Utah 84119) on or before April 30, 1997.  Any stockholder proposal must also be proper in form and substance, as determined in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.


THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO EACH
STOCKHOLDER, ON
WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL
REPORT ON FORM
10-KSB FOR THE FISCAL YEAR ENDED MARCH 31, 1996,
INCLUDING THE
FINANCIAL STATEMENTS AND SCHEDULES THERETO AS FILED
WITH THE
SECURITIES AND EXCHANGE COMMISSION.  WRITTEN REQUEST
FOR SUCH
INFORMATION SHOULD BE DIRECTED TO THE CORPORATE
SECRETARY, EFI
ELECTRONICS CORPORATION, 2415 SOUTH 2300 WEST, SALT
LAKE CITY, UTAH
84119.


<page 9>